Exhibit 10.75

MASTER AGREEMENT

     THIS MASTER AGREEMENT (this “Agreement”), dated as of the ___day of June, 2005, among CARR CAPITAL CORPORATION, a District of Columbia corporation (“Carr”), 5454 WISCONSIN AVENUE REALTY COMPANY LLC, a Delaware limited liability company (“WARC”) and COLUMBIA EQUITY, LP, a Virginia limited partnership (“CE”), recites and provides as follows:

RECITALS

     A. Carr and The Barlow Corporation, a Maryland corporation have entered into an Agreement and Plan of Merger, dated as of March 25, 2005 (the “Merger Agreement”).

     B. Carr has entered into a loan application letter agreement (the “GE Loan Application”), dated May 20, 2005, with General Electric Capital Corporation (“GE”) for a mortgage loan secured by the Barlow Building in the approximate amount of $61,750,000 (the “GE Loan”).

     C. WARC and CE, as members, desire to enter into a limited liability company agreement for Barlow Holdings LLC, a Delaware limited liability company (the “Company”) on the terms and conditions hereinafter set forth.

     D. Carr desires to assign all of its right, title and interest in the Merger Agreement and the GE Loan Application to the Company on the terms and conditions hereinafter set forth.

     E. WARC and CE desire for the Company to assume all of Carr’s right, title and interest in the Merger Agreement and the GE Loan Application and to perform all of Carr’s obligations thereunder on the terms and conditions hereinafter set forth.

AGREEMENT

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

FORMATION OF THE COMPANY AND ENTERING INTO THE LIMITED LIABILITY COMPANY AGREEMENT

     SECTION 1.1 Formation of the Company.

     The Company was formed by the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware on May 12, 2005.

     SECTION 1.2 Entering into the Limited Liability Company Agreement.

     WARC and CE will enter into a Limited Liability Company Agreement for the Company in substantially the form attached hereto as Exhibit A, with such changes as WARC and CE shall mutually agree upon (the “LLC Agreement”). WARC and CE agree to negotiate the final form of the LLC Agreement in good faith.

ARTICLE II

ASSIGNMENT AND ASSUMPTION OF THE MERGER AGREEMENT AND THE GE LOAN APPLICATION

     SECTION 2.1 Assignment and Assumption of the Merger Agreement and the GE Loan Application.

     Carr agrees to assign all of its right, title and interest in the Merger Agreement and the GE Loan Application to the Company, and WARC and CE agree to cause the Company to assume all of Carr’s right, title and interest in the Merger Agreement and the GE Loan Application, and to perform all of Carr’s obligations thereunder on the terms and conditions hereinafter set forth. The Merger Agreement and the GE Loan Application shall be assigned to the Company free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions, voting agreements, claims, and any other matters affecting title thereto.

     SECTION 2.2 Consideration.

     Carr shall receive no direct consideration for assigning the Merger Agreement and the GE Loan Application to the Company; provided, however, that upon closing of the GE Loan pursuant to the terms of the GE Loan Application, Carr shall be entitled to receive from the Company a “debt sourcing fee” of three-quarters of one percent (.75%) of the original principal amount of the GE Loan (the “Debt Sourcing Fee”).

ARTICLE III

CONDITIONS PRECEDENT TO THE CLOSING

     SECTION 3.1 Conditions to Carr’s Obligations.

     Carr’s obligation to consummate the Closing (as defined in Section 4.1) is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.1, all of which shall be conditions precedent to the Carr’s obligations under this Agreement.

     (a) CE and WARC Obligations. CE and WARC shall have performed all obligations of CE and WARC hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to Carr, all of the documents and other information required of CE and WARC.

     (b) No Injunction. On the Closing Date (as defined in Section 4.1), there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

     (c) Closing Under the Merger Agreement. Closing (as defined in the Merger Agreement) shall have occurred.

     (d) Closing. The Closing shall have occurred on or prior to September 1, 2005.

     SECTION 3.2 Conditions to CE’s Obligations.

     CE’s obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.2, all of which shall be conditions precedent to CE’s obligations under this Agreement.

     (a) Carr and WARC’s Obligations. Carr and WARC shall have performed all obligations of Carr and WARC hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of Carr and WARC.

     (b) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

     (c) Loan Funding. The GE Loan shall have funded.

     (d) Closing Under the Merger Agreement. Closing (as defined in the Merger Agreement) shall have occurred.

     (e) Closing. The Closing shall have occurred on or prior to September 1, 2005.

SECTION 3.3 Conditions to WARC’s Obligations.

     WARC’s obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 3.3, all of which shall be conditions precedent to WARC’s obligations under this Agreement.

     (a) Carr and CE’s Obligations. Carr and CE shall have performed all obligations of Carr and CE hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of Carr and WARC.

     (b) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

     (c) Loan Funding. The GE Loan shall have funded.

     (d) Closing Under the Merger Agreement. Closing (as defined in the Merger Agreement) shall have occurred.

     (e) Closing. The Closing shall have occurred on or prior to September 1, 2005.

ARTICLE IV

CLOSING AND CLOSING DOCUMENTS

     SECTION 4.1 Closing.

     The consummation and closing (the “Closing”) of the transactions contemplated under this Agreement shall take place at the offices of Hunton & Williams LLP, Washington, D.C., or such other place as is mutually agreeable to the parties, on the date of the closing of the initial public offering of Columbia Equity Trust, Inc. (the “Closing Date”), or as otherwise set by agreement of the parties; provided, however, that this Agreement shall terminate if Closing does not occur prior to September 1, 2005.

     SECTION 4.2 Deliveries.

     (a) At the Closing, Carr shall deliver the following:

     (i) Assignment of Merger Agreement and GE Loan Application. Carr shall have executed and delivered an Assignment and Assumption Agreement, in substantially the form of Exhibit B attached hereto (the “Assignment and Assumption”), granting and conveying to the Company all of Carr’s right, title and interest in the Merger Agreement and GE Loan Application free and clear of all liens, encumbrances, security interests, prior assignments, voting agreements, conditions, restrictions, claims, and other matters affecting title thereto;

     (ii) Authority Documents. Evidence satisfactory to CE and WARC that the person or persons executing the closing documents on behalf of Carr has full right, power, and authority to do so.

     (b) At the Closing, CE shall deliver the following:

     (i) LLC Agreement. CE shall have executed and delivered to WARC the LLC Agreement (to the extent finally agreed upon).

     (ii) Authority Documents. Evidence satisfactory to Carr and WARC that the person or persons executing the closing documents on behalf of CE has full right, power, and authority to do so.

     (c) At the Closing, WARC shall deliver the following:

     (i) LLC Agreement. WARC shall have executed and delivered to CE the LLC Agreement (to the extent finally agreed upon).

     (ii) Authority Documents. Evidence satisfactory to Carr and CE that the person or persons executing the closing documents on behalf of WARC has full right, power, and authority to do so.

     (d) At the Closing, CE and WARC shall cause the Company to deliver the following:

     (i) Assumption of Merger Agreement and GE Loan Application. The Company shall have executed and delivered the Assignment and Assumption Agreement, assuming all of Carr’s right, title and interest in the Merger Agreement and GE Loan Application and agreeing to perform all of Carr’s obligations thereunder;

     (ii) Debt Sourcing Fee. The Debt Sourcing Fee to Carr.

     (iii) Authority Documents. Evidence satisfactory to Carr that the person or persons executing the closing documents on behalf of the Company has full right, power, and authority to do so.

ARTICLE V

MISCELLANEOUS PROVISIONS

     SECTION 5.1 Completeness; Modification.

     This agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. Each party hereby acknowledges that it is not relying on any representation or warranty of the other not contained in this Agreement in connection with its entering into this Agreement or consummation of the transaction contemplated hereby. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

     SECTION 5.2 Governing Law.

     This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Maryland.

     SECTION 5.3 Counterparts.

     To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

     SECTION 5.4 Severability.

     If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 5.5 Incorporation by Reference.

     All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

     SECTION 5.6 Assignment.

     No party may assign its rights hereunder without the prior consent of the other parties hereto.

[SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names by their respective duly authorized representatives.

Carr:

Carr Capital Corporation, a District of Columbia corporation

By:	/s/ Oliver T. Carr, III

Name:	Oliver T. Carr, III
Title:	President and Chief Executive Officer

WARC:

5454 Wisconsin Avenue Realty Company LLC, a Delaware limited liability company

By:	Commingled Pension Trust Fund (Special Situation) of JPMorgan Chase Bank, N.A., its sole member

	By:	JPMorgan Chase Bank, N.A., as Trustee

		By:	/s/ Nathaniel R. Daly

		Name:	Nathaniel R. Daly
		Title:	Vice President

CE:

Columbia Equity, LP, a Virginia limited partnership

By:	Columbia Equity Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Oliver T. Carr, III

	Name:	Oliver T. Carr, III
	Title:	Chairman and Chief Executive Officer

Exhibit B

ASSIGNMENT AGREEMENT

     This ASSIGNMENT AGREEMENT (the “Assignment”) is entered into as of the ___day of _________, 2005, by and between Carr Capital Corporation, a District of Columbia corporation (the “Assignor”) and Barlow Holdings LLC, a Delaware limited liability company (the “Assignee”).

RECITALS:

     A. Assignor is a party to that certain Agreement and Plan of Merger with The Barlow Corporation, a Maryland Corporation, dated as of March 25, 2005 (the “Merger Agreement”).

     B. Assignor is a party to that certain loan application letter with General Electric Capital Corporation, dated May 20, 2005 (the “GE Loan Application”).

     C. Assignor desires to assign all of its right, title and interest in the Merger Agreement and the GE Loan Application to the Assignee.

     D. Assignee desires to assume all of Assignor’s right, title and interest in the Merger Agreement and the GE Loan Application.

     NOW, THEREFORE, in consideration of the foregoing, the payment of Ten Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

     1. Incorporation. The recitals are, by this reference, incorporated into this Assignment and made a part of it as if fully restated in this paragraph 1.

     2. Assignment. Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and Assignee assumes all of Assignor’s obligations under the Merger Agreement and the GE Loan Application.

     3. Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Assignment shall be governed and construed in accordance with the laws of the State of Maryland.

     4. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year first above written.

ASSIGNOR:

Carr Capital Corporation

By:

Name:	Oliver T. Carr, III
Title:	President and Chief Executive Officer

ASSIGNEE:

Barlow Holdings LLC

By: Columbia Equity, LP, a Virginia limited partnership, its manager

By: Columbia Equity Trust, Inc., a Maryland corporation, its general partner

By:

Oliver T. Carr, III
	Title:	Chairman and Chief
Executive Officer